UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2018

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on May 2, 2018, Mr. James M. Froisland separated from Titan International, Inc. (the “Company”). On July 10, 2018, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Froisland in connection with the termination of his employment with the Company. Mr. Froisland will be entitled to receive the separation benefits provided under the Separation Agreement in lieu of any severance or other separation benefits to which he may otherwise be entitled, subject to his general release of claims in the Separation Agreement becoming effective.
Pursuant to the Separation Agreement, Mr. Froisland will continue to receive his base salary through December 5, 2018, and, in the event Mr. Froisland elects to receive COBRA continuation health coverage, the Company will subsidize the premiums associated with such coverage through December 5, 2018 at the same rate of contribution applicable to the Company’s active employees. The Separation Agreement also includes a general release by Mr. Froisland of claims against the Company and confidentiality, non-competition, non-disparagement and cooperation covenants.
The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated July 10, 2018, between Titan International, Inc. and James M. Froisland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	July 13, 2018	By:	/s/ MICHAEL G. TROYANOVICH
Michael G. Troyanovich
Corporate Secretary and General Counsel